                                                                    EXHIBIT 10.1



                                COMMON STOCK AND

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT



                                      among



                           PEGASUS TECHNOLOGIES, INC.



                                    KFx INC.



                                       and



                            KENNECOTT ENERGY COMPANY



                               dated March 3, 2000

                                TABLE OF CONTENTS

                                                                                                        Page

                                                TABLE OF CONTENTS



1.       AGREEMENT DEFINITIONS...........................................................................2


2.       AGREEMENT TO SELL AND PURCHASE..................................................................8

         2.01     Authorization of Preferred Shares by the Company.......................................8
         2.02     Sale and Purchase of Common Stock......................................................9
         2.03     Sale and Purchase of Series A Preferred Stock..........................................9

3.       Closing, Delivery And Payment..................................................................10

         3.01     Closing...............................................................................10

4.       Representations and Warranties of the Company..................................................11

         4.01     Organization, Good Standing and Qualification.........................................11
         4.02     Articles of Incorporation and Bylaws; Records.........................................12
         4.03     Capitalization........................................................................12
         4.04     Authorization; Binding Obligations....................................................13
         4.05     Non-Contravention; Consents...........................................................13
         4.06     Financial Statements..................................................................15
         4.07     Compliance With Legal Requirements....................................................16
         4.08     Governmental Authorizations...........................................................16
         4.09     Proprietary Rights....................................................................16
         4.10     Proceedings; Orders...................................................................17
         4.11     Title to Assets.......................................................................18
         4.12     Material Contracts....................................................................19
         4.13     Employees; Employee Benefits..........................................................20
         4.14     Receivables; Major Customers..........................................................21
         4.15     Major Suppliers.......................................................................22
         4.16     Tax Matters...........................................................................22
         4.17     Securities Laws Compliance; Registration Rights.......................................23
         4.18     Finders and Brokers...................................................................23
         4.19     Environmental Compliance..............................................................24
         4.20     Insurance.............................................................................24
         4.21     Related Party Transactions............................................................24
         4.22     Absence of Changes....................................................................25
         4.23     Reorganization Transaction............................................................27
         4.24     Benefit Plans; ERISA..................................................................27
         4.25     Full Disclosure.......................................................................29
         4.26     Affiliated Assets.....................................................................30
         4.27     KFx Organization, Good Standing and Qualification.....................................30


                                       i
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
         4.28     KFx Authorization; Binding Obligations................................................30
         4.29     Ownership of Common Shares............................................................30
         4.30     KFx Non-Contravention; Consents.......................................................30
         4.31     KFx Debt..............................................................................31

5.       Representations And Warranties Of The Purchaser................................................31

         5.01     Organization and Good Standing........................................................31
         5.02     Requisite Power and Authority.........................................................31
         5.03     Non Contravention.....................................................................32
         5.04     Investment Representations............................................................32
         5.05     Consents..............................................................................33

6.       Covenants Of The Company And KFx...............................................................33

         6.01     Access and Investigation..............................................................33
         6.02     Operation of Business.................................................................34
         6.03     Filings and Consents..................................................................35
         6.04     Notification; Updates to Disclosure Schedule..........................................36
         6.05     Indebtedness by Related Parties.......................................................37
         6.06     No Negotiation........................................................................37
         6.07     Best Efforts..........................................................................38
         6.08     Confidentiality.......................................................................38
         6.09     Stock Option Plan.....................................................................38
         6.10     Approval of Certificate of Designation; Authorization of Preferred Shares.............39
         6.11     Affiliated Assets.....................................................................39
         6.12     Marketing Entity......................................................................39
         6.13     Unconverted KFx Debt..................................................................39

7.       Conditions Precedent To Purchaser' Obligations.................................................40

         7.01     Representations and Warranties........................................................40
         7.02     Execution of Agreements...............................................................40
         7.03     Certificate of Designation............................................................40
         7.04     Satisfactory Completion of Pre-Investment Review......................................40
         7.05     Business Plan.........................................................................41
         7.06     Consents, Permits, Waivers and Approvals..............................................41
         7.07     Reservation of Conversion Shares......................................................41
         7.08     All Proceedings to be Satisfactory....................................................41
         7.09     Corporate Documents...................................................................41
         7.10     Formation of Net Power Solutions, LLC.................................................42
         7.11     License Agreements....................................................................42
         7.12     Election of Directors.................................................................42
         7.13     Release of Lien.......................................................................42
         7.14     Conversion of Debt....................................................................42
         7.15     Compliance Certificate................................................................42
         7.16     Delivery of Legal Opinion.............................................................42


                                       ii
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
         7.18     Affiliated Assets.....................................................................42

8.       Conditions Precedent To The Obligations of The Company and KFx.......

         8.01     Representations and Warranties........................................................43
         8.02     Execution of Agreements...............................................................43
         8.03     Certificate of Designation............................................................43
         8.04     Business Plan.........................................................................43
         8.05     Consents, Permits, Waivers and Approvals..............................................43
         8.06     Formation of Net Power Solutions, LLC.................................................43
         8.07     Conversion of Debt....................................................................43
         8.08     Compliance Certificate................................................................43

9.       Indemnification, etc. .........................................................................44

         9.01     Survival of Representations and Covenants.............................................44
         9.02     Indemnification by the Company and KFx................................................44
         9.03     No Contribution.......................................................................45

10.      Miscellaneous..................................................................................46

         10.01    Governing Law.........................................................................46
         10.02    Survival..............................................................................46
         10.03    Successors and Assigns................................................................47
         10.04    Entire Agreement......................................................................47
         10.05    Specific Enforcement..................................................................47
         10.06    Severability..........................................................................47
         10.07    Amendment.............................................................................47
         10.08    Waiver................................................................................47
         10.09    Notices...............................................................................47
         10.10    Counterparts; Facsimile...............................................................49
         10.11    Future Financings.....................................................................49
         10.12    Press Releases and Announcements......................................................49
         10.13    Expenses..............................................................................49
         10.14    Interpretation........................................................................49
         10.15    No Third Party Beneficiaries..........................................................51


         Exhibit A..................Certificate of Designations

         Exhibit B..................Stockholders Agreement

         Exhibit C..................Marketing Services Agreement

         Exhibit D..................Financial Statements

         Exhibit E..................Put Agreement

                            COMMON STOCK AND SERIES A
                       PREFERRED STOCK PURCHASE AGREEMENT


         This Common Stock and Series A Preferred Stock Purchase Agreement is entered into as of March 3, 2000, by and among Pegasus Technologies, Inc., a South Dakota corporation (the "COMPANY"), KFx Inc., a Delaware corporation ("KFX"), and Kennecott Energy Company, a Delaware corporation (the "PURCHASER").

         In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                 R E C I T A L S

         A. Purchaser is engaged in the business of selling coal to electric utilities throughout the United States and continually evaluates technology that promotes the use of coal in an environmentally friendly manner;

         B. The Company is principally engaged in the installation of a neural net software and related technology ("NEUSIGHT") in electric utility plants for the purpose of improving the efficiency of coal-fired plants and reducing the emission of NOx and other potentially harmful pollutants from such plants;

         C. Purchaser believes that the successful implementation of the programs and processes being utilized by the Company and the Purchaser's opportunity to interact with its existing and potential customers could have a beneficial effect on the Purchaser's business and potential coal markets;

         D. KFx is the majority shareholder of the shares of the Company and seeks sophisticated and knowledgeable investors in the Company in order to increase the likelihood of success by the Company in this developmental phase of NeuSIGHT and related products.

         E. Based on the foregoing, the Purchaser desires to invest in the Company and the Company and KFx desire to have the Purchaser as an investor in the Company on the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         Capitalized terms in this Agreement are used as defined in this Article 1 or elsewhere in this Agreement (such terms to be equally applicable to the singular and plural forms thereof):

         "ACQUISITION TRANSACTION" means any transaction involving:

         (a) the sale or other disposition of all or any material portion of the Company's business or assets ;

         (b) the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company; or

         (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

         "ADDITIONAL PREFERRED SHARES" has the meaning set forth in Section 2.03(b).

         "AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person or an officer, director, holder of 10% or more of the outstanding equity securities of such Person, or the parent, spouse or lineal descendant of any of the foregoing.

         "AFFILIATED ASSETS" has the meaning set forth in Section 4.26.

         "AGREEMENT" means this Common Stock and Series A Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company, KFx and the Purchaser (including the Disclosure Schedule and all other Schedules and Exhibits attached hereto), as it may be amended from time to time.

         "BEST EFFORTS" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved in a commercially reasonable manner and as expeditiously as is commercially reasonable under the circumstances.

         "BREACH", when used in connection with any representation, warranty, covenant, obligation or other provision set forth in this Agreement, means that there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

         "CERTIFICATE OF DESIGNATION" has the meaning set forth in Section 2.01.

         "CLOSING" has the meaning set forth in Section 3.01.

         "CLOSING DATE" has the meaning set forth in Section 3.01.

         "CLOSING DATE PREFERRED SHARES" has the meaning set forth in Section 2.03(a).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON SHARES" has the meaning set forth in Section 2.01.

         "COMMON STOCK" means the shares of common stock of the Company, $.001 par value per share.

         "COMPANY" has the meaning set forth in the introductory paragraph.

         "COMPANY CONTRACT" means any Contract:

         (a)      to which the Company is a party;

         (b) by which the Company or any of its assets is bound or under which the Company has any obligation; or

         (c)      under which the Company has any right or interest.

         "COMPANY RETURNS" has the meaning set forth in Section 4.16.

         "CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" means, with respect to any Person, any written or oral agreement, contract, lease, understanding, arrangement, instrument, note, guaranty, indemnity, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature to which such Person is a party or by which its properties or assets are bound.

         "CONVERSION SHARES" has the meaning set forth in Section 4.01.

         "DAMAGES" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any reasonable cost of investigation) or expense of any nature.

         "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of this Agreement), and as defined in Article 4, delivered to the Purchaser on behalf of the Company and KFx, a copy of which is attached to this Agreement and incorporated in this Agreement by reference.

         "EMPLOYEE BENEFIT PLAN" has the meaning set forth in Section 3(3) of ERISA.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or other entity.

         "ENVIRONMENTAL LAW" means any Legal Requirement relating to pollution or protection of human health or the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED CONTRACT" means any Company Contract that meets any of the following requirements:

         (a) the Company has entered into such Company Contract in the Ordinary Course of Business and such Company Contract does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $25,000; or

         (b) has a term of less than 90 days or may be terminated by the Company (without penalty) within 90 days after the delivery of a termination notice by the Company.

         "EXISTING PLAN" means the Company's 1999 Stock Incentive Plan, as in existence on the date hereof.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.06.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORIZATION" means any:

         (a) permit, license, certificate, franchise, concession, approval, Consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

         (b)      right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" means any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

         (b)      federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d) multi-national governmental or quasi-governmental organization or body; or

         (e) other body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority.

         "INDEMNITEE" has the meaning set forth in Section 9.02.

         "INITIAL WORK PROGRAM" shall have the meaning set forth in Section
7.05.

         "KFx" has the meaning set forth in the introductory paragraph.

         "KFx DEBT" has the meaning set forth in Section 4.31.

         "KNOWLEDGE" of a particular fact or other matter means that:

         (a) the individual in question is actually aware of such fact or other matter; or

         (b) a reasonable business person engaged in the Company's line of business would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry concerning the truth or existence of such fact or other matter.

The Company's Knowledge shall mean the Knowledge of those individuals identified in Part 1(a) of the Disclosure Schedule and KFx's Knowledge shall mean the Knowledge of those individuals identified in Part 1(b) of the Disclosure Schedule.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability).

         "MARKETING ENTITY" has the meaning set forth in Section 7.10.

         "MARKETING SERVICES AGREEMENT" has the meaning set forth in Section
4.01.

         "MATERIAL CONTRACT" has the meaning set forth in Section 4.12.

         "MEMBER OF THE CONTROLLED GROUP" means each trade or business, whether or not incorporated, that would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

         "MULTIEMPLOYER PLAN" means a plan described in Section 3(37) of ERISA.

         "ORDER" means any:

         (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

         (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

         "ORDINARY COURSE OF BUSINESS" means an action taken by or on behalf of the Company that:

         (a) is consistent with the Company's past practices and is taken in the ordinary course of the Company's normal day-to-day operations;

         (b) is taken in accordance with prudent business practices consistent with industry practice; and

         (c) is not required to be authorized by the Company's stockholders or the Company's board of directors or any committee of the Company's board of directors.

         "OUTSTANDING OPTIONS" has the meaning set forth in Section 4.03(b).

         "PERSON" means any individual, Entity or Governmental Body.

         "PLAN" has the meaning set forth in Section 4.24.

         "PRE-CLOSING PERIOD" means the period commencing as of the date of this Agreement and ending on the Closing Date.

         "PREFERRED SHARES" means the Closing Date Preferred Shares and the Additional Preferred Shares.

         "PREFERRED PER SHARE PRICE" has the meaning set forth in Section
2.03(a).

         "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         "PROPRIETARY ASSET" means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         "PTI AGREEMENT" has the meaning set forth in Section 4.23.

         "PURCHASER" has the meaning set forth in the introductory paragraph.

         "PUT AGREEMENT" has the meaning set forth in Section 4.27.

         "RADL GROUP" means, collectively, Brad J. Radl, Philip A. Weintz, Willie B. Roland, Jr., Terry V. Radl and Richard W. Vesel.

         "RELATED PARTY" means, with respect to the Company:

         (a)      KFx, or any of its Affiliates;

         (b)      each individual who is currently an officer of the Company;

         (c) each member of the family of each of the individuals referred to in clause (b) above; and

         (d) any Entity (other than the Company) in which any one of the Persons referred to in clauses (a), (b) and (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         "REPRESENTATIVES" means as to any particular party, the officers, directors, employees, attorneys, accountants, advisors and representatives of such party. KFx and all other Related Parties shall be deemed to be Representatives of the Company.

         "RESTRUCTURING AGREEMENTS" has the meaning set forth in Section 4.23.

         "SECURITIES ACT" means the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SERVICE MARKS" has the meaning set forth in Section 6.14.

         "SPECIAL DAMAGES" has the meaning set forth in Section 9.02(d).

         "STOCKHOLDERS AGREEMENT" has the meaning set forth in Section 4.01.

         "SUPPLEMENTAL WORK PROGRAM" has the meaning set forth in Section 7.05.

         "TAX" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest).

         "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRANSACTION AGREEMENTS" has the meaning set forth in Section 4.01.

         "USRPHC" has the meaning set forth in Section 4.16.

2.       AGREEMENT TO SELL AND PURCHASE

         2.01 Authorization of Preferred Shares by the Company. On or prior to the Closing, (i) the Company shall have authorized the sale and issuance to the Purchaser of shares of its Series A Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Statement Respecting Rights under Series Stock, attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATION"); and (ii) KFx shall have authorized the sale and conveyance to the Purchaser of 748,559 shares of the Company's Common Stock (the "COMMON SHARES").

         2.02 Sale and Purchase of Common Stock. Subject to the terms and conditions hereof, at the Closing KFx hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from KFx, the Common Shares for an aggregate purchase price of $1,000,000.

         2.03 Sale and Purchase of Series A Preferred Stock to Kennecott.


                  (a) Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, 467,849 shares of Series A Preferred Stock (the "CLOSING DATE PREFERRED SHARES") at a purchase price per share equal to $1.06872 (the "PREFERRED PER SHARE PRICE"), representing an aggregate purchase price for the Closing Date Preferred Shares of $500,000.

                  (b) After the Closing Date, in addition to the Closing Date Preferred Shares and the Common Shares, the Purchaser shall have the right, at any time prior to December 31, 2004, to acquire 3,274,943 shares of Series A Preferred Stock (the "ADDITIONAL PREFERRED SHARES") from the Company at the Preferred Per Share Price (or an aggregate purchase price for all of the Additional Preferred Shares, if issued, of $3,500,000), and upon exercise of such right the Company shall issue and sell such shares of Series A Preferred Stock to the Purchaser. The Additional Preferred Shares shall be issued on the following conditions, unless such conditions are waived by the Purchaser:

                           (i) the Additional Preferred Shares shall be issued in seven tranches of 467,849 shares each, representing an aggregate purchase price for each tranche of $500,000;

                           (ii) each tranche shall be purchased by the Purchaser within 10 business days of the later to occur of the following (A) the Company's delivery to the Purchaser of a report, in a form reasonably satisfactory to Purchaser, indicating that the Company has satisfied the target objectives specified in the Initial Work Program and any prior Supplemental Work Programs as may be applicable; and (B) the report shall also include the Supplemental Work Program for the next tranche, containing (x) written updates of the goals and objectives of the Initial Work Program and any prior Supplemental Work Programs and
         (y) a description of the targets and specific activities to be accomplished under the newly proposed Supplemental Work Program with the purchase price for such tranche of Additional Preferred Shares; notwithstanding the foregoing or anything in Section 7.05 hereof, no addition or change to the Initial Work Program or to any Supplemental Work Program shall constitute a Supplemental Work Program without the approval of the Purchaser; and

                           (iii) no more than 3 tranches of Additional Preferred Shares shall be issued and purchased during calendar year 2000, 2 tranches in calendar year 2001 and 2 tranches in calendar year 2002.

                  (c) Notwithstanding the provisions of Section 2.03(b), the Purchaser shall have the absolute right and complete discretion at any time to determine whether to continue purchasing tranches of Additional Preferred Shares, regardless of the success of the Company relative to the target objectives specified in the Business Plan and without any liability or duty to the Company or KFx.

         2.04 Sale and Purchase of Series A Preferred Stock to KFx. Subject to the terms and conditions hereof, at the Closing the Company agrees to issue to KFx, and KFx agrees to purchase from the Company, 3,396,377 shares of Series A Preferred Stock at the Preferred Per Share Price in consideration of the cancellation by KFx (and release of all liens and security interests held by KFx in connection therewith) of $3,629,775 in debt owed by the Company to KFx.

3.       CLOSING, DELIVERY AND PAYMENT

         3.01 Closing. The closing of the sale and purchase of the shares under this Agreement (the "CLOSING") shall take place at 10:00 a.m. on the date on which all of the conditions specified in Article 7 have been satisfied or waived by the Purchaser, at the offices of Davis, Graham & Stubbs LLP, 370 Seventeenth Street, Suite 4700, Denver, Colorado, or at such other time or place as the Company, KFx and the Purchaser may mutually agree (such date is hereinafter referred to as the "CLOSING DATE"). Subject to the terms and conditions hereof, the following transactions shall occur at the Closing:

                  (a) the Company shall deliver to the Purchaser certificates representing the number of Closing Date Preferred Shares to be purchased at the Closing by the Purchaser;

                  (b) the Company shall deliver to KFx certificates representing 3,396,377 shares of Series A Preferred Stock;

                  (c)the Purchaser shall effect payment for the Closing Date Preferred Shares purchased from the Company at the Closing by certified check or wire transfer of immediately available funds to an account designated by the Company;

                  (d) KFx shall deliver to the Purchaser certificates representing the number of Common Shares to be purchased at the Closing by the Purchaser;

                  (e) the Purchaser shall effect payment for the Common Shares purchased from KFx at the Closing by certified check or wire transfer of immediately available funds to an account designated by KFx;

                  (f) each of the Transaction Agreements shall be executed and delivered, if not already done;

                  (g) the Company shall file the Certificate of Designation with the Secretary of State of the State of South Dakota, if not already done;

                  (h) the Company and KFx shall each deliver to the Purchaser the compliance certificate contemplated by Section 7.14;

                  (i) the legal opinions specified in Section 7.15 shall be delivered to the Purchaser; and

                  (j) if not already done, a meeting of the stockholders of the Company shall be held (or the written consent of the Stockholders shall be obtained pursuant to the Company's Articles of Incorporation) at which the stockholders shall elect a new board of directors of the Company in accordance with Section 5.01(a) of the Stockholders Agreement.

         Each of the transactions listed above (other than such transactions that may take place prior to the Closing and that have been completed prior to the Closing) shall be deemed to take place simultaneously and none of them shall be deemed to have been completed until all of them have been completed.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as specifically set forth in the disclosure schedules attached hereto (the "DISCLOSURE SCHEDULE"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Company and KFx hereby jointly and severally (except for those representations and warranties at Sections 4.27 through 4.31 which are made solely by KFx) represent and warrant to the Purchaser as follows:

         4.01 Organization, Good Standing and Qualification. Except as set forth in Part 4.01 of the Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota and is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualifications. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company has all requisite power and authority (a) to execute and deliver (i) this Agreement, (ii) the Stockholders Agreement attached hereto as Exhibit B (the "STOCKHOLDERS AGREEMENT"), and (iii) the Marketing Services Agreement attached hereto as Exhibit C (the "MARKETING SERVICES AGREEMENT"), (b) to issue and sell the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES") and
(c) to carry out the other provisions of this Agreement, the Stockholders Agreement and the Marketing Services Agreement (collectively, except for this Agreement, the "TRANSACTION AGREEMENTS").

         4.02 Articles of Incorporation and Bylaws; Records.

                  (a) The Company has delivered or made available to the Purchaser accurate and complete copies of:

                           (i) The Company's articles of incorporation and bylaws, including all amendments thereto;

                           (ii) the stock records of the Company; and

                           (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written Consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company.

         There have been no meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not reflected in such minutes or other records.

                  (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, except as set forth in Part 4.02(b) of the Disclosure Schedule.

                  (c) There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, and no event has occurred, and no condition or circumstance exists, except as set forth in Part 4.02(c) of the Disclosure Schedule that reasonably could be expected (with or without notice or lapse of time) to constitute or result directly or indirectly in such a violation.

         4.03 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 30,000,000 shares of Common Stock, par value $.001 per share, of which 14,106,000 shares have been issued and are outstanding, 10,579,500 of which are held by KFx and 3,526,500 of which are held by the Radl Group; and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued in full compliance with all applicable securities laws (or pursuant to valid exemptions therefrom) and other applicable Legal Requirements, and are fully paid and non-assessable.

                  (b) Part 4.03(b) of the Disclosure Schedule sets forth the names of each holder of Outstanding Options to purchase shares of the Company's capital stock and, for each such holder, the number of options held, the grant date, expiration date, vesting schedule and exercise price for such options. The Company has reserved

1,211,605 shares of Common Stock for issuance upon exercise of each of the options listed in Part 4.03(b) of the Disclosure Schedule. Other than the options set forth on Part 4.03(b) of the Disclosure Schedule (the "OUTSTANDING OPTIONS"), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or reasonably would be expected to become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) except as set forth in Part 4.03(b) of the Disclosure Schedule, condition or circumstance that reasonably would be expected directly or indirectly to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                  (c) Except as set forth in Part 4.03(c) of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired (and has not agreed, committed or offered (in writing or otherwise) to reacquire) any shares of capital stock or other securities of the Company. Any securities so reacquired by the Company were (or will have been) reacquired in full compliance with all applicable Legal Requirements.

                  (d) Prior to the Closing, all of the Preferred Shares and the Conversion Shares (i) will have been duly authorized and reserved for issuance,
(ii) upon issuance in compliance with the provisions of this Agreement and the Certificate of Designation will be validly issued, fully paid and non-assessable, and (iii) upon issuance in compliance with the provisions of this Agreement and the Certificate of Designation will have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

         4.04 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Transaction Agreements, and for the performance of all obligations of the Company hereunder and thereunder and for the delivery of the Preferred Shares has been taken or will be taken prior to the Closing. This Agreement and the Transaction Agreements constitute, or upon execution and delivery will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

         4.05 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or any of the Transaction Agreements, nor the consummation or performance of any of the transactions contemplated herein or therein, will directly or indirectly (with or without notice or lapse of time):

                  (a) except as set forth in Part 4.05(a) of the Disclosure Schedule, contravene, conflict with or result in a violation of (i) any of the provisions of the

Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or in the Transaction Agreements or to exercise any remedy or obtain any relief under, any material Legal Requirement or Order to which the Company, or any of the assets owned or used by the Company, is subject;

                  (c) cause the Company to become subject to, or to become liable for the payment of, any Tax;

                  (d) cause any of the assets owned or used by the Company to be reassessed or revalued by any Taxing authority or other Governmental Body;

                  (e) except as set forth in Part 4.05(e) of the Disclosure Schedule, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                  (f) except as set forth in Part 4.05(f) of the Disclosure Schedule, contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any of the Company Contracts;

                  (g) except as set forth in Part 4.05(g) of the Disclosure Schedule, give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

                  (h) give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the transactions contemplated hereby; or

                  (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

         Except as set forth in Part 4.05(j) of the Disclosure Schedule, the Company will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any Transaction Agreement or the consummation or performance of any of the transactions contemplated herein or therein.

         4.06 Financial Statements.

                  (a) The Company has delivered to the Purchaser the unaudited balance sheet of the Company as of December 31, 1999, and the related unaudited statements of operations, changes in stockholders' equity and cash flows of the Company for the 12 month period then ended (collectively, the "FINANCIAL STATEMENTS"), which are attached hereto as Exhibit D.

                  (b) The Financial Statements are in accordance with the books and records of the Company and present fairly in all material respects the financial position of the Company as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows of the Company for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered, subject to changes resulting from normal year-end adjustments and except that such statements do not contain the notes required by GAAP.

                  (c) At the date of the Financial Statements, (i) the Company had no Liabilities of any nature required by GAAP to be provided for in the Financial Statements which were not provided for in the Financial Statements,
(ii) except as set forth in Part 4.06(c) of the Disclosure Schedule, the Company had no other contingent Liabilities that would be required by GAAP to be disclosed in the notes to the Financial Statements, (iii) the Company has established reserves for all Liabilities with respect to which GAAP requires that such resources be established, and (iv) all reserves established by the Company and set forth in the Financial Statements were adequate for the purposes for which they were established. As of the date of this Agreement, the Company has no Liabilities, except for:

                           (A) Liabilities identified as such in the "liabilities" column of the Financial Statements or set forth on Part 4.06(c) of the Disclosure Schedule;

                           (B) accounts payable (of the type required to be reflected as current Liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business since December 31, 1999;

                           (C) the Company's obligations under the Contracts listed in Part 4.12 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts; and

                           (D) Liabilities that have arisen in the Ordinary Course of Business since the date of the latest of the Financial Statements.

                  (d) Other than as set forth on Part 4.06(d) of the Disclosure Schedule, there has been no material adverse change in the financial position of the Company since the date of the Financial Statements.

         4.07 Compliance With Legal Requirements. Except as set forth in Part
4.07 of the Disclosure Schedule:

                  (a) the Company is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                  (b) no event has occurred and no condition or circumstance exists that could reasonably be expected (with or without notice or lapse of time) to constitute or result directly or indirectly in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Legal Requirement; and

                  (c) the Company has received no notice or other communication (in writing or otherwise) pending from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature arising under any Environmental Law.

         4.08 Governmental Authorizations. Except as set forth in Part 4.08 of the Disclosure Schedule, the Company holds all Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

         4.09 Proprietary Rights.

                  (a) Except as set forth in Part 4.09 of the Disclosure Schedule and except for off-the-shelf "shrink wrapped" software products, there is no material Proprietary Asset that is owned by or licensed to the Company or that is otherwise used in connection with the Company's business.

                  (b) The Company has taken reasonable and prudent measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 4.09 of the Disclosure Schedule.

                  (c) All current employees and consultants of the Company have executed agreements obligating them to protect and keep confidential the Company's proprietary information and providing for the assignment to the Company of inventions by such employees and consultants, copies of which agreements have been made available to the Purchaser. The Company is not aware that any of the employees or consultants of the Company is in violation of any such agreements. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company or are licensed by such employees as described in Part 4.09 of the Disclosure Schedule.

                  (d) The Company has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that could reasonably be expected to have a material adverse effect on the business or assets of the Company. Except as set forth in Part 4.09(d) of the Disclosure Schedule, the Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company and KFx, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

                  (e) Except as set forth on Part 4.09(e) of the Disclosure Schedule, the Company owns, licenses or has rights to all of the Proprietary Assets used by the Company. The Proprietary Assets identified in Part 4.09 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

                  (f) The names "Pegasus" and "Pegasus Technologies" or any variations thereof are not being used by the Company's direct competitors.

         4.10 Proceedings; Orders.

                  (a) Except as set forth in Part 4.10 of the Disclosure Schedule, there is no pending material Proceeding, and, to the Knowledge of the Company and KFx, no Person has threatened to commence any material Proceeding:

                           (i) that involves the Company or that is directed at the Company and otherwise relates to the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                           (ii) that challenges, or that is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein.

         Except as set forth in Part 4.10 of the Disclosure Schedule, to the Knowledge of the Company and KFx, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) The Company has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to any of the Proceedings identified in
Part 4.10 of the Disclosure Schedule.

                  (c) There is no Order to which the Company, or any of the material assets owned or used by the Company, is subject.

                  (d) To the Knowledge of the Company and KFx, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

                  (e) To the Knowledge of the Company and KFx, there is no proposed Order directed at the Company that, if issued or otherwise put into effect, (i) is reasonably likely to have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the Transaction Agreements, or (ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated herein.

         4.11 Title to Assets.

                  (a) Except as set forth on Part 4.11(a) of the Disclosure Schedule, the Company owns, and has good, valid and marketable title to, all material assets purported to be owned by it, including:

                           (i) all assets reflected on the Financial Statements;

                           (ii) all assets referred to in Parts 4.09 and 4.14 of the Disclosure Schedule and all of the Company's rights under Company Contracts; and

                           (iii) all other assets reflected in the Company's books and records as being owned by the Company.

Except as set forth in Part 4.11(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances except liens for current Taxes and assessments not delinquent or those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business.

                  (b) Part 4.11(b) of the Disclosure Schedule identifies all material assets that are being leased or licensed to the Company. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and there exists no default thereunder or occurrence or condition that could result in a default thereunder or termination thereof.

The Company's buildings, equipment and other tangible assets are in good operating condition, have been subjected only to reasonable and customary wear and tear, and are useable in the Ordinary Course of Business, and the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

         4.12 Material Contracts.

                  (a) Part 4.12(a) of the Disclosure Schedule identifies each Company Contract, except for any Excluded Contract, that involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $25,000 or which otherwise is material to the business or prospects of the Company (collectively, the "MATERIAL CONTRACTS"). All nonmaterial Contracts of the Company do not in the aggregate represent a material portion of the Liabilities of the Company. The Company has made available to the Purchaser accurate and complete copies of all Material Contracts identified in Part 4.12(a) of the Disclosure Schedule, including all amendments thereto.

                  (b) Each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

                  (c) Except as set forth in Part 4.12(c) of the Disclosure
Schedule:

                           (i) the Company is not in default under any Material Contract and, to the Knowledge of the Company and KFx, no Person has violated or Breached, or declared or committed any default under, any Material Contract;

                           (ii) no event has occurred, and no circumstance or condition exists, that would reasonably be expected (with or without notice or lapse of time) to: (A) result in a violation or Breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy in respect of a default under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                           (iii) the Company has not waived any of its material rights under any Material Contract.

                  (d) Except as set forth in Part 4.12(d) of the Disclosure
Schedule:

                           (i) the Company has no outstanding guarantees and has not agreed to cause, insure or become liable for, nor has it pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                           (ii) the Company is not a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest, other than the Existing Plan.

                  (e) The performance by the Company of its obligations under the Material Contracts will not result in any material violation of or failure to comply with any Legal Requirement.

                  (f) No Person is renegotiating, or has the contractual right to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract.

                  (g) The Contracts identified in Part 4.12(a) of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.

                  (h) To the Knowledge of the Company and KFx, no party to any Material Contract has made a claim to the effect that the Company has failed to perform an obligation thereunder. To the Knowledge of the Company and KFx, there is no plan, intention or indication of any contracting party to any Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by the Company.

         4.13 Employees; Employee Benefits.

                  (a) Part 4.13(a) of the Disclosure Schedule contains a list of all employees of the Company, together with their respective job titles and salaries. To the Knowledge of the Company and KFx (excluding from the definition of Knowledge for purposes of this Section 4.13(a) only, Knowledge held by the employee in question), no employee identified with an asterisk (*) next to his or her name on Part 4.13(a) of the Disclosure Schedule intends to terminate his employment with the Company prior to or within 12 months following the Closing.

                  (b) Part 4.13(b) of the Disclosure Schedule contains a list of individuals who are currently performing services for the Company that are material to the operation of its business and are classified as "consultants" or "independent contractors."

                  (c) Part 4.13(c) of the Disclosure Schedule contains a list of all KFx's employees and consultants who are currently performing services for the Company who are material to the operation of the Company's business.

                  (d) Except as set forth in Part 4.13(d) of the Disclosure Schedule, the Company does not now have and has not in the past had in effect any bonuses, profit sharing, pension, deferred compensation or similar plan or agreement for the benefit of any of its employees.

                  (e) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Knowledge of the Company and KFx, threatened with respect to the Company. Except for those employment agreements identified in Part 4.13(e) of the Disclosure Schedule, no employee has any agreement or contract, written or oral, regarding his employment.

                  (f) To the Knowledge of the Company and KFx (excluding from the definition of Knowledge for purposes of this Section 4.13(f) only, Knowledge held by the employee in question), no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company, and the continued employment by the Company of its present employees, and the performance of the Company's Contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred.

         4.14 Receivables; Major Customers.

                  (a) Part 4.14(a) of the Disclosure Schedule provides an accurate and complete list of all customers with whom the Company currently does a material amount of business or did a material amount of business during calendar year 1999.

                  (b) Part 4.14(b) of the Disclosure Schedule accurately identifies, and provides a breakdown of the revenues received from, each customer or other Person that accounted for more than $25,000 of the gross revenues of the Company for calendar year 1999. The Company has not received any written notice or other written communication indicating that any customer or other Person identified in Part 4.14(b) of the Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels other than in the Ordinary Course of Business.

                  (c) Part 4.14(c) of the Disclosure Schedule provides an accurate and complete aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999.

Except as set forth in Part 4.14(c) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 1999, and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business.

         4.15 Major Suppliers. Part 4.15 of the Disclosure Schedule:

                  (a) provides an aging of the Company's accounts payable as of December 31, 1999;

                  (b) provides an accurate and complete breakdown of all customer deposits, deferred revenue related to customer contracts and other deposits held by the Company as of December 31, 1999; and

                  (c) provides an accurate and complete breakdown of the Company's indebtedness as of December 31, 1999.

         4.16 Tax Matters.

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) All Tax Returns required to be filed by or on behalf of the Company (or any of its predecessors in interest) with any Governmental Body with respect to any Taxable period ending on or before the Closing Date ("COMPANY RETURNS") (i) have been or will be filed when due, and (ii) have been or will be, when filed, accurately and completely prepared in material compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date.

                  (c) The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reported in the Financial Statements.

                  (d) Part 4.16(d) of the Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted by any Governmental Body since December 31, 1995. The Company does not have any audit reports or similar documents relating to Company Returns. Except as set forth in Part 4.16(d) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (e) No claim or other Proceeding is pending or, to the Knowledge of the Company and KFx, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including Liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. The Company has not entered into or become bound by any agreement or Consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

                  (g) The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) ("USRPHC") during the five-year period preceding the date of this Agreement.

                  (h) The Company has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

                  (i) The Company is not liable for Taxes incurred by any individual, trust, corporation, partnership or other Entity other than Company, either as a transferee or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state or local law or regulation. The Company is not, and has never been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

         4.17 Securities Laws Compliance; Registration Rights. The Company has complied with all applicable federal and state securities laws in connection with all offers and sales of securities prior to the date of this Agreement. The Company has not heretofore granted any purchaser of its securities the right to require the Company to register any securities under the Securities Act or to qualify for any exemption thereunder.

         4.18 Finders and Brokers. Neither the Company, KFx nor any Person acting on behalf of the Company or KFx has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein.

         4.19 Environmental Compliance. The Company is in compliance in all material respects with all applicable Environmental Laws. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company and KFx, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future.

         4.20 Insurance.

                  (a) Part 4.20(a) of the Disclosure Schedule lists the Company's insurance policies or policies otherwise maintained for the direct or indirect benefit of, the Company. Such list shall contain a brief description of the coverage limits of the policies listed, including, without limitation, any self-insurance or deductible amounts and the limits of the policy.

         Part 4.20(a) of the Disclosure Schedule also identifies (A) any pending application for insurance that has been submitted by or on behalf of the Company, (B) each self-insurance or risk-sharing arrangement affecting the Company or any of its assets, and (C) any pending claims with respect to such policies. The Company has delivered or made available to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 4.20(a) of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 4.20(a) of the Disclosure Schedule.

                  (b) Each of the policies identified in Part 4.20(a) of the Disclosure Schedule is valid, enforceable and in full force and effect and not subject, to the Knowledge of Company and KFx, to any actual or possible cancellation of such policy. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets, operations, key employees, services and potential liabilities. Except as set forth in Part 4.20(b) of the Disclosure Schedule, the Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to the Company.

         4.21 Related Party Transactions. Except as set forth in Part 4.21 of the Disclosure Schedule and except for transactions entered into in the Ordinary Course of Business and on arms-length terms and conditions, to the Knowledge of the Company and KFx:

                  (a) no Related Party has, and no Related Party has at any time since December 31, 1999, had, any direct or indirect (other than KFx and the Radl Group solely by virtue of their ownership of the issued and outstanding capital stock of the Company) interest of any nature in any asset used in or otherwise relating to the business of the Company;

                  (b) no Related Party is, or has at any time since December 31, 1999, been, indebted to the Company;

                  (c) since December 31, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

                  (d) no Related Party is competing, or has at any time since December 31, 1999, competed, directly or indirectly, with the Company in any market served by the Company;

                  (e) no Related Party has any claim or right against the Company; and

                  (f) no event has occurred, and no condition or circumstance exists, that would reasonably be expected (with or without notice or lapse of time) to, directly or indirectly, give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

         4.22 Absence of Changes. Except as set forth in Part 4.22 of the Disclosure Schedule, since December 31, 1999, to the Knowledge of the Company and KFx:

                  (a) there has not been any material adverse change in the Company's business, financial condition, or results of operations, and no event has occurred that would reasonably be expected to have a material adverse effect on the Company's business, financial condition, or results of operations;

                  (b) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (c) the Company has not sold or otherwise issued any shares of capital stock or any other securities, except for the grant of options under the Existing Plan or pursuant to the exercise of the Outstanding Options in accordance with their terms;

                  (d) the Company has not amended its articles of incorporation or bylaws, other than as anticipated herein, and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e) the Company has not purchased or otherwise acquired any asset with a purchase price in excess of $25,000 from any other Person, except for purchases made in the Ordinary Course of Business;

                  (f) the Company has not leased or licensed any asset from any other Person worth in excess of $25,000;

                  (g) the Company has not made any capital expenditure in excess of $25,000;

                  (h) the Company has not sold or otherwise transferred, and has not leased or licensed, any material asset to any other Person except in the Ordinary Course of Business;

                  (i) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000;

                  (j) the Company has not pledged or hypothecated any of its material assets or otherwise permitted any of its material assets to become subject to any Encumbrance;

                  (k) the Company has not made any material loan or advance to any other Person (other than advances to employees for travel or business expenses in the Ordinary Course of Business);

                  (l) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) other than in the Ordinary Course of Business, paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (m) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of Business;

                  (n) there has been no resignation or termination of employment of any officer or key employee of the Company;

                  (o) there has been no labor dispute involving the Company or its employees and none is pending or, to the Knowledge of the Company and KFx, threatened;

                  (p) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business;

                  (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that have been incurred by the Company since December 31, 1999, in the Ordinary Course of Business, and Liabilities that have been discharged or paid in the Ordinary Course of Business;

                  (r) the Company has not forgiven any debt in excess of $25,000 or otherwise released or waived any material right or claim;

                  (s) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

                  (t) the Company has not taken any action outside the Ordinary Course of Business; and

                  (u) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

         4.23 Reorganization Transaction. The Agreement, dated December 13, 1999, by and between KFx and the Radl Group (the "PTI AGREEMENT"), and the other agreements referenced therein and executed in connection with the consummation of the transaction therein contemplated (together with the PTI Agreement, the "RESTRUCTURING AGREEMENTS"), are valid and binding obligations and in full force and effect, and are enforceable in accordance with their terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally. KFx is not in default under any of the Restructuring Agreements and has not violated or breached, or declared or committed any default thereunder and, to the Knowledge of the Company and KFx, the Radl Group is not in default under the Restructuring Agreements nor has it violated or breached or declared a default thereunder. No event has occurred, and no circumstance or condition exists, that would reasonably be expected (with or without notice or lapse of time) to (A) result in a violation or breach of any of the provisions of any of the Restructuring Agreements or (B) give any person the right to cancel, terminate or modify any of the Restructuring Agreements. All transfers of equity interests set forth in the Restructuring Agreements are valid, in full force and effect, and enforceable in accordance with their terms and the Company has the full benefit of all material contracts and agreements to which Net Power Solutions, LLC, a Delaware limited liability company, and Pegasus Technologies Limited, an Ohio limited liability company, were parties prior to the transactions contemplated by the Restructuring Agreements. KFx and the Radl Group, individually and collectively, have fully performed all of their respective covenants and obligations set forth in the Restructuring Agreements; provided, however, that if performance was required prior to the date of this Agreement, the obligations set forth in Sections 6.1.3 and 6.2.3 of the PTI Agreement have not been fully performed.

         4.24 Benefit Plans; ERISA.


                  (a) Part 4.24 of the Disclosure Schedule lists (i) all Employee Benefit Plans, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company or Member of the Controlled Group, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, to which the Company or any Member of the Controlled Group or which KFx on behalf of the Company, maintains, contributes to or has any obligation to or liability for with respect to Company employees (collectively, the "PLANS").

                  (b) None of the Company or any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

                  (c) The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

                  (d) Each Plan that is an Employee Benefit Plan complies by its terms and in operation in all material respects with the requirements provided by any and all statutes, Orders or governmental rules or regulations currently in effect and applicable to such Plan, including but not limited to ERISA and the Code. In particular, the SAR/SEP sponsored by the Company complies with all participation, nondiscrimination and vesting requirements of Section 408(k)(6) of the Code.

                  (e) All reports, forms and other documents required to be filed with any Government Body with respect to any Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate in all material respects.

                  (f) None of the Plans is, nor has the Company or any Member of the Controlled Group ever maintained or contributed to a Plan that was, intended to qualify under Section 401(a) of the Code.

                  (g) All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report, except for amounts not yet required to be contributed.

                  (h) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date.

                  (i) With respect to each Plan:

                           (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                           (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan;

                           (iii) neither the Company nor KFx has any Knowledge of any facts that could give rise to any such action or claim; and

                           (iv) it provides that it may be amended or terminated at any time and, except for previously accrued benefits protected, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

                  (j) All of the Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Section 601 through 608 of ERISA.

                  (k) True, correct and complete copies of all documents creating or evidencing any Plan have been made available to the Purchaser, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity (including summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA) have been made available to the Purchaser. There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements listed in Part
4.24 of the Disclosure Schedule.

                  (l) All expenses and liabilities relating to all of the Plans have been fully and properly accrued on the Company's books and records and disclosed in accordance with GAAP and in Plan financial statements.

         4.25 Full Disclosure.

                  (a) Neither this Agreement (including all Schedules and Exhibits hereto) nor any of the Transaction Agreements contains or will contain any untrue statement of fact; and none of such documents, when taken together, omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, financial condition or results of operations that has been furnished to the Purchaser by or on behalf of the Company or KFx or any of their respective Representatives, when taken together, is accurate and complete in all material respects.

                  (c) The Company and KFx have provided the Purchaser and their respective Representatives with full and complete access to all of the Company's records and other documents and data.

         4.26 Affiliated Assets. Part 4.26 of the Disclosure Schedule lists all assets, including all licenses, rights associated with any Contracts or Proprietary Assets held by any Affiliate of the Company that are either (a) currently used in the Company's business or services or (b) contemplated in the Business Plan to be used in the Company's business or services (the "AFFILIATED ASSETS").

         4.27 KFx Organization, Good Standing and Qualification. KFx is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. KFx has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. KFx has all requisite power and authority (a) to execute and deliver (i) this Agreement,
(ii) the Stockholders Agreement, and (iii) the Put Agreement attached hereto as Exhibit E (the "PUT AGREEMENT"), (b) to sell Common Shares and (c) to carry out the other provisions of this Agreement, the Stockholders Agreement and the Put Agreement.

         4.28 KFx Authorization; Binding Obligations. All corporate action on the part of KFx, its officers, directors and stockholders necessary for the authorization of this Agreement, the Stockholders Agreement and the Put Agreement, and for the performance of all obligations of the Company hereunder and thereunder and for the delivery of the Common Shares has been taken or will be taken prior to the Closing. This Agreement, the Stockholders Agreement and the Put Agreement constitute, or upon execution and delivery will constitute, valid and binding obligations of KFx enforceable in accordance with their terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

         4.29 Ownership of Common Shares. KFx is the record and beneficial owner of the Common Shares. KFx owns and holds, and will on the Closing Date own, hold and pass on to the Purchaser, good and valid title to the Common Shares, free and clear of all Encumbrances. KFx has full right and power to sell, assign, exchange, transfer and deliver the Common Shares to the Purchaser as provided in this Agreement.

         4.30 KFx Non-Contravention; Consents. Neither the execution and delivery of this Agreement, the Stockholders Agreement or the Put Agreement, nor the consummation or performance of any of the transactions contemplated herein or therein, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of KFx's certificate of incorporation or bylaws, or (ii) any resolution adopted by KFx's stockholders, KFx's board of directors or any committee of KFx's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or therein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which KFx, or any of the assets owned or used by KFx, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by KFx and that relates to the Company's business or to any of the assets owned or used by the Company;

                  (d) except for the consent of Thermo Ecotek Corporation which is required in connection with the transactions contemplated hereby and pursuant to a Contract between KFx and Thermo Ecotek Corporation, contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any material Contract binding upon KFx or by which any of the assets of KFx are bound; or

                  (e) result in the imposition or creation of any Encumbrance on the Common Shares.

         4.31 KFx Debt. As of December 31, 1999, the debt owed by the Company or its Affiliates (including Net Power Solutions, LLC, a Delaware limited liability company, and Pegasus Technologies Limited, an Ohio limited liability company) to KFx (including principal and accrued interest, the "KFx DEBT") had a total balance of $3,629,775.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company and KFx as follows:

         5.01 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite power and authority (a) to execute and deliver (i) this Agreement, (ii) the Stockholders Agreement, (iii) the Marketing Services Agreement, and (iv) the Put Agreement, and (b) to carry out the other provisions of this Agreement, the Stockholders Agreement , the Marketing Services Agreement and the Put Agreement.

         5.02 Requisite Power and Authority. The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the Transaction Agreements, and the execution, delivery and performance by the Purchaser of this Agreement and the Transaction Agreements, and the consummation or performance of the transactions contemplated herein and therein, have been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Transaction Agreements constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

         5.03 Non Contravention. Neither the execution and delivery of this Agreement or any other Transaction Agreement, nor the consummation or performance of any of the transactions contemplated herein or therein, will directly or indirectly contravene, conflict with or result in a violation of (i) any of the provisions of the Purchaser's articles of incorporation, bylaws, partnership agreement or other document of governance, as applicable, or (ii) any resolution adopted by the Purchaser's stockholders, the Purchaser's board of directors or any committee of the Purchaser's board of directors or the Purchaser's investment committee or other governing body, as applicable.

         5.04 Investment Representations. The Purchaser understands that neither the Preferred Shares, the Common Shares nor the Conversion Shares have been registered under the Securities Act. The Purchaser also understands that the Preferred Shares and the Common Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

                  (a) Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Except for the rights of the Purchaser under the Put Agreement, the Purchaser shall bear the economic risk of this investment indefinitely unless the Common Shares or the Preferred Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Except as contemplated by the Stockholders Agreement, the Purchaser understands that the Company has no present intention of registering the Preferred Shares, the Conversion Shares or any shares of its Common Stock (including the Common Shares). The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Preferred Shares, the Common Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

                  (b) Acquisition for Own Account. The Purchaser is acquiring the Preferred Shares, the Common Shares and the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

                  (c) Purchaser Can Protect Its Interest. By reason of its or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

                  (d) Accredited Investor. The Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (e) Company Information. The Purchaser has had an opportunity to discuss the Company' s business, management and financial affairs with directors, officers and management of the Company. The Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) Rule 144. Except for the rights of the Purchaser under the Put Agreement, the Purchaser acknowledges and agrees that the Common Shares, the Preferred Shares and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.05 Consents. All Consents, approvals, Orders, or authorizations of, or registration, qualification, designation, declaration or filing with any Governmental Body or banking authority required on the part of the Purchaser in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and shall be effective as of the Closing.

6.       COVENANTS OF THE COMPANY AND KFx

         6.01 Access and Investigation. The Company and KFx shall each use its Best Efforts to ensure that, at all times during the Pre-Closing Period:

                  (a) the Company and KFx and their respective Representatives provide the Purchaser and its Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers, Company Contracts and other documents and information relating to the Company;

                  (b) the Company and KFx and their respective Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as the Purchaser may request in good faith; and

                  (c) the Company and KFx and their respective Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information regarding the Company as the Purchaser or its Representatives may request in good faith.

         6.02 Operation of Business. The Company and KFx shall each use its Best Efforts to ensure that, during the Pre-Closing Period:

                  (a) the Company conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (b) except as contemplated by Sections 6.1.3 and 6.2.3 of the PTI Agreement, the Company preserves intact its current business organization and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                  (c) the Company keeps in full force all insurance policies identified in Part 4.20(a) of the Disclosure Schedule;

                  (d) the Company's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Company's business, condition, assets, liabilities, operations, financial performance and prospects;

                  (e) the Company immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (f) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and does not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except as expressly contemplated by this Agreement);

                  (g) the Company does not sell or otherwise issue any shares of capital stock or any other securities, other than pursuant to the exercise of the Outstanding Options or the granting of new options under the Existing Plan;

                  (h) the Company does not amend its articles of incorporation or bylaws (except as expressly contemplated by this Agreement), and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (other than in connection with the transactions contemplated by this Agreement and the Transaction Agreements);

                  (i) the Company does not form any subsidiary (other than the formation of NPS, LLC as contemplated by Section 7.10) or acquire any equity interest or other interest in any other Entity;

                  (j) the Company does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business, and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 in the aggregate;

                  (k) the Company does not enter into or permit any of the assets owned or used by the Company to become bound by any Material Contract, except for any Excluded Contract and any Contract entered into in the Ordinary Course of Business;

                  (l) the Company does not incur, assume or otherwise become subject to any material Liability, except for current Liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business and Liabilities to KFx;

                  (m) the Company does not establish or adopt any Employee Benefit Plan, and, except in the Ordinary Course of Business, does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) the Company does not change any of its methods of accounting or accounting practices in any material respect;

                  (o) the Company does not make any material Tax election;

                  (p) the Company promptly notifies the Purchaser following the commencement of any material Proceeding involving or in any way relating to the Company;

                  (q) the Company does not enter into any transaction or take any other action of the type referred to in Section 4.22;

                  (r) the Company does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (s) the Company does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Company or KFx in this Agreement; and

                  (t) the Company does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(f)" through "(s)" of this Section 6.02.

         6.03 Filings and Consents. The parties shall use their Best Efforts to ensure that:

                  (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Material Contract, or otherwise) any such party in connection with the execution and delivery of this Agreement or any of the Transaction Agreements or in connection with the consummation or performance of any of the transactions contemplated herein or therein is made or given as soon as possible after the date of this Agreement;

                  (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Material Contract, or otherwise) by each such party in connection with the execution and delivery of this Agreement or any of the Transaction Agreements or in connection with the consummation or performance of any of the transactions contemplated herein or therein (including each of the Consents identified in Part 4.05(j) of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) a copy of each filing made, each notice given and each Consent obtained by such party during the Pre-Closing Period is promptly made available to the other parties; and

                  (d) during the Pre-Closing Period, their respective Representatives cooperate with the other parties, and prepare and make available such documents and take such other actions as the other parties may request in good faith, in connection with any filing, notice or Consent that the other parties are required or elect to make, give or obtain.

         6.04 Notification; Updates to Disclosure Schedule.

                  (a) During the Pre-Closing Period, the Company and KFx shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Company and KFx, in writing of:

                           (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by any party in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by a party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any party's Breach of any covenant or obligation set forth in this Agreement; and

                           (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in
         Article 7 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.04(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and KFx shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or KFx in this Agreement, or (ii) determining whether any of the conditions set forth in Article 7 has been satisfied; provided, however, that they shall be deemed an amendment to the Disclosure Schedule for purposes of Article 9 hereof. In addition, the Company and KFx and their respective Representatives shall provide the Purchaser and its Representatives with (i) any additional documents and information responsive to a request of the Purchaser that becomes available subsequent to the Company's or KFx's response to such request and (ii) any documents or information that become available that modify, update or supplement any documents or other information already provided to the Purchaser , in each case as promptly as reasonably practicable after such additional information, documents or materials become available.

         6.05 Indebtedness of Related Parties. Except for the KFx Debt (which is addressed in the succeeding sentence), the Company and KFx shall cause all indebtedness and other Liabilities of each Related Party to the Company (including any such indebtedness or other Liability identified in Part 4.21 of the Disclosure Schedule, but excluding travel advances to employees of the Company in the Ordinary Course of Business) to be discharged and paid in full prior to the Closing. In the case of the KFx Debt, the balance of the KFx Debt as of December 31, 1999 shall be converted into shares of Series A Preferred Stock at the Preferred Per Share Price and the amount of the KFx Debt as of the Closing Date in excess of the balance thereof as of December 31, 1999 shall remain a Liability of the Company.

         6.06 No Negotiation. The Company and KFx shall ensure that, during the Pre-Closing Period, none of the Company, KFx or any of the Company's or KFx's Representatives directly or indirectly shall, without the Purchaser's prior written consent (which shall not be unreasonably withheld):

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser and those Persons listed on Part 4.03(b) of the Disclosure Schedule) relating to any Acquisition Transaction;

                  (b) participate in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser and those Persons listed on Part 4.03(b) of the Disclosure Schedule) relating to any Acquisition Transaction; or

                  (c) consider the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser and those Persons listed on Part 4.03(b) of the Disclosure Schedule) relating to any Acquisition Transaction.

         6.07 Best Efforts. During the Pre-Closing Period, the Company and KFx shall use their respective Best Efforts to cause the conditions set forth in
Article 7, and the Purchaser shall use its Best Efforts to cause the conditions set forth in Article 8, to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in this Agreement becoming untrue, in any of the conditions of Closing set forth in Article 7 or Article 8, as the case may be, not being satisfied or in the business of the Company becoming materially less valuable.

         6.08 Confidentiality. The Company, the Purchaser, and KFx shall ensure that, during the Pre-Closing Period:

                  (a) the Company, the Purchaser, KFx and their respective Representatives and Affiliates keep strictly confidential the existence and terms of this Agreement, except as otherwise required by any applicable Legal Requirement or by the terms of this Agreement;

                  (b) none of the Company, the Purchaser, KFx or any of their respective Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the transactions contemplated herein, except to the extent that such party is required by law to make any such disclosure regarding the transactions contemplated herein; and

                  (c) if the Company, KFx, the Purchaser or any of their Affiliates is required by law to make any disclosure regarding the transactions contemplated herein, such party advises the other parties, at least five business days (to the extent practicable) before making such disclosure, of the nature and content of the intended disclosure.

         6.09 Stock Option Plan. The Company and KFx shall ensure that prior to the Closing:

                  (a) the Company takes all necessary and appropriate steps to assure that all outstanding options under the Existing Plan have been issued in compliance with applicable Legal Requirements and to take and complete all appropriate corrective measures to the satisfaction of Purchaser with respect to any options that have not been issued in compliance therewith; and

                  (b) the Company shall not grant any options (or commit to grant any options) to purchase shares in the Company except under the Existing Plan, it being understood that such options shall be granted or committed solely
(i) in connection with recruitment of new employees to the Company and (ii) if such options have an exercise price equal to the fair market value of each share of the Common Stock for which such options are exercisable as of the date of the grant.

         6.10 Approval of Certificate of Designation; Authorization of Preferred Shares. The Company and KFx shall ensure that during the Pre-Closing Period:

                  (a) the Company approves or adopts, as applicable, by all necessary further action of its board of directors and stockholders, the Certificate of Designation and KFx shall vote its shares and execute and deliver or cause to be executed and delivered any instruments, certificates, actions by written Consent of stockholders or other documents or take such other actions (or refrain from taking such actions) as may reasonably be required for the purposes of approving the adoption of the Certificate of Designation;

                  (b) the Company authorizes, by all necessary further action of its board of directors and stockholders, the sale and issuance to the Purchaser of the Preferred Shares and the issuance and reservation of the Conversion Shares to be issued upon conversion of the Preferred Shares; and

                  (c) the Preferred Shares and the Conversion Shares authorized by the Company's board of directors and stockholders have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation.

         6.11 Affiliated Assets. The Affiliated Assets shall either (a) be assigned to the Company or (b) the Company shall obtain rights from the applicable Affiliate sufficient to allow the Company to enjoy full use the Affiliated Assets for the conduct of its business and the provision of its services, which rights shall be satisfactory to the Purchaser in its sole discretion.

         6.12 Unconverted KFx Debt. Within 45 days after the Closing Date, the Company and KFx shall deliver to the Purchaser a detailed summary of the amount of the KFx Debt as of the Closing Date. The portion of such KFx Debt that is not converted into Series A Preferred Stock of the Company in accordance with
Section 7.13 hereof shall be evidenced by a promissory note of the Company to KFx, which note shall (i) be payable solely out of the excess cash flow (meaning the cash flow of the Company in excess of its operating expenses) of the Company, (ii) bear interest at the rate of six percent (6%) per annum, and (iii) be in form reasonably satisfactory to the Purchaser.

         6.13 Operating Budget. Within 30 days after the Closing Date, the Company shall deliver to the Purchaser a final operating budget for the years 2000 and 2001, which operating budget shall be reasonably satisfactory to the Purchaser and, following the Purchaser's approval thereof, shall be presented to the board of directors of the Company for approval.

         6.14 Service Marks. Following the Closing, KFx shall diligently complete the prosecution of the service marks for "Net Power Solutions" (Serial No. 75/546,801) and

"Energy Solutions for the Environment" (Serial No. 75/632,167) (together, the "SERVICE MARKS") and shall bear all costs and expenses associated therewith. Promptly upon the receipt by KFx of the Service Marks or either of them, KFx shall irrevocably assign all of its right, title and interest in such Service Mark(s) to the Company without any further consideration and the Company shall grant to KFx, on terms reasonably acceptable to the board of directors of the Company, a non-exclusive license to utilize the Service Marks or either of them in the business of KFx so long as such use does not conflict with the business or operations of the Company.

         6.15 Computer Associates International, Inc. Within 30 days after the Closing Date, the Company shall cause Net Power Solutions, LLC to assign to the Company all of the right, title and interest of Net Power Solutions, LLC in, to and under that certain Computer Associates International, Inc. Reseller Agreement (CA Agreement No. 569117-001) between Computer Associates International, Inc. and Net Power Solutions, Inc. (sic), dated July 31, 1998 from Net Power Solutions, LLC. To the extent required in connection with such assignment, the Company shall use its Best Efforts to obtain the consent of Computer Associates International, Inc.

7.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligation of the Purchaser to purchase and pay for the Closing Date Preferred Shares and the Common Shares shall be subject to the satisfaction (or waiver by the Purchaser) of the following conditions as of the Closing Date:

         7.01 Representations and Warranties. The representations and warranties of the Company and KFx contained in this Agreement shall be (i) in the case of representations and warranties qualified by materiality or material adverse effect or the like, true and correct on and as of the Closing Date, and (ii) in the case of representations and warranties not qualified by materiality or material adverse effect or the like, true and correct in all material respects as of the Closing Date.

         7.02 Execution of Agreements. Concurrent with the Closing, (a) the Company, the Purchaser and the existing stockholders of the Company shall have executed and delivered the Stockholders Agreement; (b) the Purchaser, the Company and the Marketing Entity shall have executed and delivered the Marketing Services Agreement; and (c) the Purchaser and KFx shall have executed and delivered the Put Agreement.

         7.03 Certificate of Designation. Prior to or concurrent with the Closing, the Company shall have filed the Certificate of Designation with the Secretary of State of the State of South Dakota and shall have delivered a certified copy of such Certificate of Designation to the Purchaser.

         7.04 Satisfactory Completion of Pre-Investment Review. The Purchaser shall have completed its pre-investment investigation and review of the Company's business, financial condition, or results of operations including, without limitation, confirmation that (i) the Company is entitled to use any updates, upgrades, improvements or enhancements of any software or intellectual property rights necessary to develop and use NeuSIGHT, and (ii) the key employees of the Company are subject to written employment and proprietary rights agreements in favor of the Company, and shall be satisfied in its sole discretion with the results of such investigation and review.

         7.05 Business Plan. The Company, KFx and the Purchaser shall have prepared and each shall have approved (a) a strategic working program and business plan of the Company (which, among other things, shall set forth a conceptual framework for the goals and objectives of the Company's development of NeuSIGHT) (the "INITIAL WORK PROGRAM"), (b) a supplement to the Initial Work Program (consistent with the supplements contemplated by clause (B) of Section 2.03(b)(ii)) for the funding associated with the purchase of the Closing Date Preferred Shares or any Additional Preferred Shares (the "SUPPLEMENTAL WORK PROGRAM"), and (c) a draft of the operating budget of the Company for 2000 and 2001.

         7.06 Consents, Permits, Waivers and Approvals. Any Consents required for the transactions contemplated hereunder under any Company Contracts shall have been obtained.

         7.07 Reservation of Conversion Shares. The Company shall have duly authorized and reserved sufficient shares of Common Stock for issuance of the Conversion Shares.

         7.08 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company and KFx in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         7.09 Corporate Documents. The Purchaser and its counsel shall have received copies of the following documents:

                  (a)(i)the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of their state of incorporation, and (ii) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company.

                  (b) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the Bylaws of the Company, as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement, and the Transaction Agreement, to the extent they are a party to such agreements, and the relevant sale and delivery contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and the Stockholder Agreement; (iii) that the Articles of Incorporation of the Company, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (b)(ii) above; and (iv) to the incumbency and specimen signature of each officer of the Company, executing this Agreement, the Transaction Agreement, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company, as to the incumbency and signature of the officer signing the certificate referred to in this clause (b); and

                  (c) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

         7.10 Formation of Marketing Entity. The parties shall have mutually agreed upon Articles of Organization and an Operating Agreement for Net Power Solutions, LLC (the "MARKETING ENTITY"), a newly formed Colorado limited liability company to be owned 50% by the Purchaser and 50% by the Company, and the Articles of Organization shall have been filed with the Secretary of State of the State of Colorado.

         7.11 Election of Directors. The number of directors constituting the entire Board of Directors of the Company shall have been fixed at five (5) and the Purchaser's designee shall have been elected as a director and shall hold such position as of the Closing Date.

         7.12 Release of Lien. KFx shall have released any and all liens held by it or for its benefit on any Proprietary Asset owned or used by the Company.

         7.13 Conversion of Debt. The balance of the KFx Debt as of December 31, 1999 shall have been converted into 3,396,377 shares of Series A Preferred Stock of the Company.

         7.14 Compliance Certificate. The Company and KFx each shall have delivered to the Purchaser a certificate, executed by the Presidents of KFx and the Company, respectively, dated as of the Closing Date certifying that (a) the conditions of Section 7.01 have been satisfied in all respects and (b) each of the conditions set forth in this Article 7 has been satisfied in all material respects

         7.15 Delivery of Legal Opinion. The Purchaser shall have received (i) the legal opinion of Bangs, McCullen, Butler, Foye & Simmons, L.L.P., counsel to the Company, and (ii) the legal opinion of Morrison & Foerster LLP, counsel to KFx, each in form reasonably acceptable to the Purchaser.

         7.16 Affiliated Assets. The Affiliated Assets shall either (a) be assigned to the Company or (b) the Company shall obtain rights from the applicable Affiliate sufficient to allow the Company to enjoy full use the Affiliated Assets for the conduct of its business and the provision of its services, which rights shall be satisfactory to the Purchaser in its sole discretion

8.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND KFx

         The obligation of the Company and KFx to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by each the Company and KFx) of the following conditions as of the Closing Date:

         8.01 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be (i) in the case of representations and warranties qualified by materiality or material adverse effect or the like, true and correct on and as of the Closing Date, and (ii) in the case of representations and warranties not qualified by materiality or material adverse effect or the like, true and correct in all material respect as of the Closing Date.

         8.02 Execution of Agreements. Concurrent with the Closing, (a) the Company, the Purchaser and the existing stockholders of the Company shall have executed and delivered the Stockholders Agreement; (b) the Purchaser, the Company and Net Power Solutions, LLC shall have executed and delivered the Marketing Services Agreement; and (c) the Purchaser and KFx shall have executed and delivered the Put Agreement.

         8.03 Certificate of Designation. Prior to or concurrent with the Closing, the Company shall have filed the Certificate of Designation with the Secretary of State of the State of South Dakota.

         8.04 Business Plan. The Company, KFx and the Purchaser shall have prepared and each shall have approved (a) the Initial Work Program, (b) a supplement to the Initial Work Program (consistent with the supplements contemplated by clause (B) of Section 2.03(b)(ii)) for the funding associated with the purchase of the Closing Date Preferred Shares, and (c) an operating budget for the Company for 2000 and 2001.

         8.05 Consents, Permits, Waivers and Approvals. Any Consents required for the transactions contemplated hereunder under any Company Contracts shall have been obtained.

         8.06 Formation of Marketing Entity. The parties shall have mutually agreed upon Articles of Organization and an Operating Agreement for the Marketing Entity, and the Articles of Organization shall have been filed with the Secretary of State of the State of Colorado.

         8.07 Conversion of Debt. The balance of the KFx Debt as of December 31, 1999 shall have been converted into 3,396,377 shares of Series A Preferred Stock of the Company.

         8.08 Compliance Certificate. The Purchaser shall have delivered to the Company and KFx a certificate, executed by the President or a Vice President of the

Purchaser, dated as of the Closing Date certifying that the conditions of
Section 8.01 have been satisfied in all respects.

9.       INDEMNIFICATION, ETC.

         9.01 Survival of Representations and Covenants.

                  (a) To the extent provided in this Section 9.01(a), the representations, warranties, covenants and obligations of each party shall survive the Closing, any subsequent sale or other disposition of any or all of the Preferred Shares or the Common Shares and any subsequent Acquisition Transaction effected by or otherwise involving the Purchaser, KFx or the Company, but only for the purpose of being true and correct in all material respects as of the Closing (other than those covenants which by their specific terms require performance after the Closing). Any representation the Breach of which the Company or KFx had Knowledge on or prior to the Closing and any covenants or obligations to be performed after the Closing shall survive and continue for the applicable statute of limitation period or periods legally applicable to them. All of the other representations, warranties (as well as the covenants and obligations to be performed prior to the Closing Date) of the parties shall terminate, and be deemed to have been satisfied and discharged in full, on the second anniversary of the Closing Date.

                  (b) The representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of (i) anything contained in the Certificate of Designation or (ii) any information furnished to, or any investigation made by or Knowledge of, any of the parties or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and KFx in this Agreement.

         9.02 Indemnification by the Company and KFx.

                  (a) The Company and KFx shall, jointly and severally (except for Damages attributable to the matter addressed in clause (v) of this Section 9.02(a) and, to the extent attributable thereto, any Damages under clause (vi), which Damages shall solely be the liability of KFx), indemnify, defend and hold harmless the Purchaser and each of its officers, directors, employees, agents and Representatives (collectively, the "INDEMNITEES" and individually each an "INDEMNITEE") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with:

                           (i) any Breach of any representation or warranty made by the Company or KFx in this Agreement;

                           (ii) any Breach of any covenant or obligation of the Company or KFx;

                           (iii)                          *             any
         Liabilities relating to the Company's failure to be qualified to do business in Ohio;

                           (iv) any Liability to which the Company may become subject that directly or indirectly arises from the acts or omissions of KFx;

                           (v)                            *                 ; or

                           (vi) any Proceeding relating to any Breach, or Liability or matter of the type referred to in any of the clauses listed above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Article 9).

                  (b) Notwithstanding the other provisions of this Article 9, in no event shall the Company be required to indemnify the Purchaser for Damages until the aggregate amount of such Damages sustained by the Purchaser exceeds $50,000, and then only to the extent of such excess; provided, however, that the provisions of this Section 9.02(b) shall not apply to any Damages arising from or attributable to the litigation referred to in clause (v) of Section 9.02(a)

                  (c) In no event shall the Company or KFx be subject to any Liability to the Purchaser under this Article 9 in an aggregate amount exceeding the purchase price paid by the Purchaser for the Common Shares and the Preferred Shares actually purchased by the Purchaser.

                  (d) In connection with         *       , the Company and KFx
acknowledge and agree that Purchaser shall be entitled to indemnification
hereunder in connection with any Special Damages resulting from         *
       . As used herein, "Special Damages" shall include consequential damages, decline in value of the Company and lost opportunity to the Company resulting
from or arising in connection with        *         and the resolution thereof
such that the value of the Purchaser's investment in the Company is demonstrably diminished from what the value of the Company would have been without the Special Damages to the Company.

         9.03 No Contribution. KFx waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company in connection with any indemnification obligation under this Agreement.

* Language omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

10.      MISCELLANEOUS

         10.01 Governing Law.

                  (a) This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that, in the case of KFx, the General Corporation Law of the State of Delaware and, in the case of the Company, the Business Corporation Act of the State of South Dakota shall govern as to matters of corporate law.

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the City and County of Denver, Colorado. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                           (ii) agrees that each state and federal court located in the City and County of Denver, Colorado shall be deemed to be a convenient forum; and

                           (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Colorado or any other jurisdiction.

                  (d) Each party to this Agreement hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such party to enter into this Agreement.

         10.02 Survival. Subject to Section 9.01, the representations, warranties, covenants and agreements made herein shall survive any investigation made by the

Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company and KFx hereunder solely as of the date of such certificate or instrument.

         10.03 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Preferred Shares or the Common Shares from time to time.

         10.04 Entire Agreement. This Agreement, the Exhibits, the Schedules and the other documents expressly delivered pursuant hereto, including the Stockholders Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         10.05 Specific Enforcement. The Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The Company and KFx acknowledge that money damages would be an inadequate remedy for its Breach of this Agreement and Consent to an action for specific performance or other injunctive relief in the event of any such Breach.

         10.06 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.07 Amendment. This Agreement may be amended or modified only upon the mutual written Consent of the Company, KFx and the Purchaser.

         10.08 Waiver. A provision of this Agreement may be waived only by a written instrument executed by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be construed to be a waiver of any other condition or of any other breach of the same or any other term, covenant, representation or warranty.

         10.09 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business


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

hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:


if to the Company:                       Pegasus Technologies, Inc.
                                         5970 Heisley Road, Suite 300
                                         Mentor, Ohio  44060
                                         Attention: Chairman
                                         Facsimile: (440) 357-1119

with a copy to:                          Morrison & Foerster LLP
                                         5200 Republic Plaza
                                         370 17th Street
                                         Denver, Colorado  80202
                                         Attention: Warren L. Troupe
                                         Facsimile: (303) 592-1510

and with a copy to:                      Bangs, McCullen, Butler, Foye & Simmons, L.L.P.
                                         818 St. Joseph Street
                                         P.O. Box 2670
                                         Rapid City, SD  57709
                                         Attention: John H. Raforth
                                         Facsimile: (605) 343-1503

if to KFx:                               KFx Inc.
                                         1999 Broadway, Suite 3200
                                         Denver, Colorado  80202
                                         Attention:  Chairman
                                         Facsimile: (303) 293-8430

with a copy to:                          Morrison & Foerster LLP
                                         5200 Republic Plaza
                                         370 17th Street
                                         Denver, Colorado  80202
                                         Attention: Warren L. Troupe
                                         Facsimile: (303) 592-1510


if to the Purchaser:                     Kennecott Energy Company
                                         505 South Gillette
                                         P.O. Box 3009
                                         Gillette, Wyoming  82717-3009
                                         Attention: Patricia Britton
                                         Facsimile: (307) 687-6059

with a copy to:                          Davis, Graham & Stubbs LLP
                                         370 17th Street, Suite 4700
                                         Denver, Colorado  80202
                                         Attention: Christopher L. Richardson
                                         Facsimile: (303) 893-1379

         10.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile delivery shall be effective as if the original counterpart had been delivered.

         10.11 Future Financings. Nothing contained in this Agreement or the Purchaser's prior dealings with KFx or the Company shall be deemed to constitute a commitment on the part of the Purchaser to purchase all of the Additional Preferred Shares or to participate in any future financings by the Company.

         10.12 Press Releases and Announcements. All press releases and announcements concerning the transactions contemplated by this Agreement and the other Transaction Agreements shall be mutually agreed to by the Company, KFx and the Purchaser, except for any such disclosure required by law which, in the case of such disclosure by the Company, shall, to the extent practicable under the circumstances, be first discussed with the Purchaser and, in the case of such disclosure by the Purchaser, shall, to the extent practicable under the circumstances, be first discussed with the Company and KFx.

         10.13 Expenses. Each party hereto will pay its own expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

         10.14 Interpretation.

                  (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement and the other Transaction Agreements, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement and the other Transaction Agreements.

                  (c) In this Agreement, unless a clear contrary intention appears:

                           (i) the singular number includes the plural number and vice versa;

                           (ii) reference to any Person includes such Person's successors and assigns, but only if such successors and assigns are not prohibited by this Agreement;

                           (iii) reference to any gender includes the other gender and the neuter;

                           (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                           (v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                           (vi) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof;

                           (vii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                           (viii) the exhibits and attachments to the Disclosure Schedule form an integral part of the Disclosure Schedule and are incorporated by reference for all purposes as if set forth fully therein;

                           (ix) all references (other than references to Sections of the Code or any other statute) and subsections shall be deemed to be references to Articles, Sections and subsections of this Agreement unless the context shall otherwise require. References in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references in this Agreement to any Section shall include all subsections and paragraphs in such Section; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

         10.15 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and are not for the benefit of, nor may any provision hereof be enforced by, any other Person.



                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                    COMPANY:

                                    PEGASUS TECHNOLOGIES, INC.



                                    By: /s/ Seth L. Patterson
                                       ----------------------------------
                                    Name: Seth L. Patterson
                                         --------------------------------
                                    Title: V.P. - Finance & C.F.O.
                                          -------------------------------


                                    KFx:

                                    KFx INC.



                                    By: /s/ Seth L. Patterson
                                       ----------------------------------
                                    Name: Seth L. Patterson
                                         --------------------------------
                                    Title: E.V.P & C.F.O.
                                          -------------------------------

                                    PURCHASER:

                                    KENNECOTT ENERGY COMPANY



                                    By: /s/ Kent W. Goates
                                       ----------------------------------
                                    Name: Kent W. Goates
                                         --------------------------------
                                    Title: Vice President & C.F.O.
                                          -------------------------------